EXHIBIT 32.2

CERTIFICATION
Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

Robert A. Schriesheim, Executive Vice President and Chief Financial Officer of Sears Holdings Corporation (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 30, 2016 (the “Report”).

The undersigned hereby certifies that, to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 25, 2016

/s/ Robert A. Schriesheim
Robert A. Schriesheim
Executive Vice President and
Chief Financial Officer